UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) October 16, 2013

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

DE	33-0933072
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
(949) 399-4500 (Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 16, 2013, the Board of Directors (the “Board”) of Quantum Fuel Systems Technologies Worldwide, Inc. (the “Company”) increased the size of the Board from six to seven members and appointed Timothy A. McGaw to fill the newly created vacancy effective October 24, 2013.
As disclosed in the Company’s Current Report on Form 8-K filed on September 18, 2013, pursuant to the terms of that certain Convertible Note and Warrant Purchase Agreement (the “Purchase Agreement”) between the Company and certain accredited investors, Kevin Douglas, the lead investor, was given the right to appoint one member to the Company’s Board as long as his beneficial ownership is at least 5%. The appointment of Mr. McGaw to the Company’s Board was at the request of Mr. Douglas and satisfies the Company’s obligation under the Purchase Agreement.
Mr. McGaw will serve as a Class III director, which class will stand for re-election at the Company’s 2016 annual meeting of stockholders. Mr. McGaw has not yet been appointed to serve on any committees of the Board. The Board has determined that Mr. McGaw is an independent director under the NASDAQ listing standards.
Mr. McGaw, as a non-employee director, will receive compensation for his services consistent with other non-employee directors as described in the Company’s Proxy Statement filed on June 11, 2013.
In conjunction with Mr. McGaw’s appointment, the Company entered into an Indemnification Agreement with Mr. McGaw, the form of which has been filed as Exhibit 10.21 of the Registrant’s Registration Statement on Form S-1 (File No. 333-101668) filed with the SEC on December 5, 2002.
The Company’s press release dated October 22, 2013 announcing the appointment of Mr. McGaw to the Board is filed herewith as Exhibit 99.1.
Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release dated October 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

October 22, 2013	By:	/s/ Kenneth R. Lombardo
Kenneth R. Lombardo
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 22, 2013.